As filed with the Securities and Exchange Commission on March 20, 1998
                                                        Reg. No. 33 - __________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------

                             LIZ CLAIBORNE, INC.
              (Exact name of issuer as specified in its charter)

              Delaware                                      13-2842791
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                       Identification No.)

                                1441 Broadway
                              New York, NY 10018
                   (Address of Principal Executive Offices)

                LIZ CLAIBORNE, INC. 1992 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                        Roberta Schuhalter Karp, Esq.
      Vice President - Corporate Affairs & General Counsel and Secretary
                             Liz Claiborne, Inc.
                             One Claiborne Avenue
                            North Bergen, NJ 07047
                   (Name and address of agent for service)

                  Telephone number, including area code, of
                      agent for service: (201) 295-7830

                       CALCULATION OF REGISTRATION FEE

    Title of         Amount to be       Proposed Maximum        Proposed Maximum         Amount of
   Securities        Registered(1)       Offering Price             Aggregate         Registration Fee
to be Registered                           Per Share            Offering Price(2)

Common stock       2,107,959 shares         $52.344              $110,339,005.80         $32,550,.00
(par value $1.00
per share)




Approximate Date of Proposed Sales: From time to time after effective date of this Registration Statement.

(1) 2,107,959 shares of the Common Stock of Liz Claiborne, Inc. (the "Company") in the above-referenced plan are being registered in this Registration Statement. An additional 4,044,985 shares of the Company's common stock, also issuable under the above-referenced plan, were previously registered in Registration Statement Nos. 33-63859 and 33-51257, for which registration fees were previously paid.

(2) Estimated, in accordance with 17 C.F.R. 230.457(h), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $52.344 and is based upon the average of the high and low sale price of the Common Stock as reported by the New York Stock Exchange as of March 16, 1998, which is within five (5) business days prior to the date of this registration statement.


             EXHIBIT INDEX IS LOCATED AT PAGE 4 OF THIS DOCUMENT.
                                Total pages: 6

INCORPORATION OF PREVIOUSLY FILED DOCUMENTS.


      The Registration Statement relates to the Company's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on December 3, 1993, as Registration Statement No. 33-51257 (the "1993 Registration Statement") and the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 31, 1995 as Registration Statement No. 33-63859 (the "1995 Registration Statement"). This Registration Statement, which is filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, includes the Registration Statement facing page, this page, the signature page, an Exhibit Index, an Exhibit 5 Legal Opinion and an accountant's consent. Pursuant to Instruction E, the 1993 Registration Statement and the 1995 Registration Statement, and all documents incorporated therein and deemed incorporated therein, are incorporated herein by reference.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of March, 1998.

                              LIZ CLAIBORNE, INC.



                              By:  /s/ Samuel M. Miller
                                    Samuel M. Miller
                                    Senior Vice President-Finance and
                                    Chief Financial Officer/Principal
                                    Financial and Accounting Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLES(S)                     DATE


/s/ Paul R. Charron           Chairman of the Board,        March 19, 1998
------------------------      Chief Executive Officer
    Paul R. Charron           and Director/Principal
                              Executive Officer

/s/ Lee Abraham               Director                      March 19, 1998
------------------------
    Lee Abraham


/s/ Bernard W. Aronson        Director                      March 19, 1998
------------------------
    Bernard W. Aronson


/s/ Eileen H. Bedell          Director                      March 19, 1998
----------------------
    Eileen H. Bedell


/s/ Ann M. Fudge              Director                      March 19, 1998
-----------------------
    Ann M. Fudge


/s/ J. James Gordon            Director                     March 19, 1998
------------------------
    J. James Gordon


/s/ Kenneth P. Kopelman        Director                     March 19, 1998
------------------------
    Kenneth P. Kopelman


------------------------       Director                     March 19, 1998
    Kay Koplovitz


/s/ Paul E. Tierney, Jr.       Director                     March 19, 1998
------------------------
    Paul E. Tierney, Jr.

                                EXHIBIT INDEX


SEQUENTIAL
EXHIBIT NO.                   DESCRIPTION                         PAGE NO.


5                 Opinion of Counsel re Legality.                    5

23(a)             Consent of Independent Public Accountants.         6

23(b)             Consent of Counsel (included in Exhibit 5).        5